SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 21, 1996




                            FIRST LEHIGH CORPORATION
             (Exact name of registrant as specified in its charter)




       Pennsylvania                      33-71712                23-2218479
(State or other jurisdiction           (Commission            (I.R.S. Employer
     of incorporation)                 File Number)          Identification No.)


                  1620 Pond Road, Allentown, Pennsylvania          18104
                 (Address of principal executive offices)        (Zip Code)



       Registrant's telephone number, including area code: (610) 398-6660



                                       N/A
         (Former name or former address, if changed since last report.)



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Item 5.  Other Events.

Payments Received from the Settlement of a Bankruptcy Litigation Matter

         On May 21, 1996, First Lehigh Bank (the "Bank") and certain other related parties entered into a settlement with respect to a significant real estate transaction that had been in protracted litigation. The Bank was notified in January 1996 that it had received a favorable court decision regarding an appeal of an earlier decision of the U.S. Bankruptcy Court, and the Bank had continued to pursue resolution of a substantial real estate transaction. On May 22 and May 23, 1996, First Lehigh Corporation and the Bank received cash payments totaling approximately $4.0 million. The payments were recorded as follows:

         Recovery of recorded investment                          (In millions)
           in impaired loans                                           $ .9

         Recovery of other assets                                        .1

         Recovery of previous loan
           charge-off                                                   1.1

         1996 interest income                                            .1

         Recovery of 1996 expenses                                       .2

         1996 other income, net                                         1.6
                                                                       ----

                                                     Total             $4.0
                                                                       ----

         A final cash payment of $600,000 in connection with the settlement of this matter is scheduled to be received in the third quarter of 1996, which will be recorded as other income when it is received.

         The Bank's Tier I capitalization improved from 9.04% as of March 31, 1996 to 10.6% as of May 31, 1996 principally as a result of the settlement payments received.

Termination of Cease and Desist Orders of the Federal Deposit Insurance Corporation

         On May 28, 1996, the Federal Deposit Insurance Corporation (the "FDIC") advised the Bank that the Orders to Cease and Desist, dated October 29, 1987 and June 10, 1992, respectively, were terminated. The Bank had previously entered into a Memorandum of Understanding ("MOU") with the FDIC, effective April 29, 1996, which replaced the Cease and Desist Orders.

         The following is a summary of the major provisions of the MOU:


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         The MOU requires the Bank to maintain its Tier I capital at an amount equal to or greater than 6.0% of the Bank's total assets. During the term of the MOU, the Bank may not declare or pay dividends without the prior written approval of the FDIC, such declarations and payments must be made in accordance with applicable laws and regulations and after such payments the ratio of Tier I capital to assets may not be less than 6.0%.

         Under the terms of the MOU, the Bank is prohibited from extending credit, either directly or indirectly, to or for the benefit of any borrower who is obligated in any manner to the Bank on any extension of credit, or portion thereof, which has been charged off the books of the Bank. The Bank is required to review the adequacy of the loan loss allowance on a quarterly basis.

         By June 29, 1996, the Bank must adopt and implement a written earnings plan and submit it to the FDIC.

         The Bank is required to submit quarterly progress reports to the Regional Director of the FDIC detailing the form, content, and manner of any actions taken to secure compliance with the MOU.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      FIRST LEHIGH CORPORATION



Date:   June 11, 1996                 By: /s/ James L. Leuthe
                                          --------------------
                                      James L. Leuthe, Chairman of the Board and
                                      Chief Executive Officer


PH1\226375.1

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